Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-237796 and No. 333-280885) of Galaxy Gaming, Inc. (the “Company”), of our report dated March 21, 2025, relating to the consolidated financial statements of the Company, which report expresses an unqualified opinion, appearing in this Annual Report on Form 10-K of the Company for the year ended December 31, 2024.

/s/ Moss Adams LLP

San Diego, California

March 21, 2025